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                                    Minutes
                                      and

                                    By Laws

                                       OF

                             TUNEFUL COMPANY, INC.

                         INCORPORATED UNDER THE LAWS OF
                               THE STATE OF TEXAS

                                  Law Offices
                                       of

                             Elliot H. Brown, Esq.
                                 Brown & Dobson
                          950 Third Avenue, Suite 700
                            New York, New York 10022

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            MINUTES OF THE ORGANIZATION MEETING OF THE DIRECTORS OF
                             TUNEFUL COMPANY, INC.

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         The organization meeting of directors was held at 4543 Post Oak Place
Drive, Suite 200, Houston, Texas 77027 on May 4, 1987 at 2:00 P.M.

         The following were present

                  Miles Wilkin

being all the directors of the corporation.

         Miles Wilkin was appointed chairman of the meeting and Miles Wilkin was appointed secretary.

         The secretary then presented and read to the meeting the waiver of notice of the meeting, subscribed by all the directors named in the articles of incorporation, and it was ordered that it be appended to the minutes of the meeting.

         The secretary then presented and read to the meeting a cop of the articles of incorporation and reported that on April 8, 1987 the original thereof was filed in the office of the Secretary of State of the State of Texas and that the Secretary of State issued a formal Certificate of Incorporation to the company on that date. The secretary presented the Certificate of Incorporation annexed to an approved duplicate of the articles of incorporation as filed and it was ordered appended to the minutes of the meeting.

         The secretary then presented to the meeting the resignation of all the directors of the corporation, and it was ordered that they be filed with the minutes of the meeting.

         RESOLVED that the resignation of directors as presented to the meeting are hereby approved and accepted and they are to take affect at the close of the organization meeting.

         The chairman then stated that nominations were in order for election of directors of the corporation to hold office until the first annual meeting of shareholders and until their successors shall be elected and shall qualify.

         The following persons were nominated:

                                    Allen J. Becker
                                    Sidney Schlenker
                                    Miles Wilkin

         No further nominations being made nominations were closed and a vote was taken.

         After the vote had been counted, the chairman declared that the foregoing named nominees were elected directors of the corporation. The chairman then stated that the newly elected directors would assume their responsibilities immediately.

         The secretary then presented a proposed form of by-laws prepared by Elliot H. Brown, Esq., counsel to the corporation. The proposed by-laws were read to the meeting, considered and upon motion duly made, seconded and carried, were adopted as-and for the by-laws of the corporation and ordered appended to the minutes of the meeting.

         The chairman of the meeting then called for the election of officers of the corporation. The following persons were nominated to the office preceding their name:


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                  president:  Miles Wilkin


                  vice-presidents  Allen J. Becker and Becky Patten

                  secretary:  John Rubey

                  treasurer:  John Rubey

         No further nominations being made the nominations were closed and the directors proceeded to vote on the nominees. The chairman announced that the foregoing nominees were elected to the offices set before their respective names.

         The secretary submitted to the meeting a seal proposed for use as the corporate seal, a specimen share certificate proposed for use as the corporate certificate for shares the corporate record book, and the share transfer ledger. Upon motion duly made, seconded and carried, it was

         RESOLVED, that the seal now presented at this meeting, an impression of which is directed to be made in the minutes of this meeting, be and the same hereby is adopted as the seal of the corporation, and further

         RESOLVED, that the specimen share certificate presented to this meeting be and hereby is adopted as the form of certificate for shares to be issued to represent shares in the corporation, and further

         RESOLVED, that the corporate record book, including the share transfer ledger, be and hereby is adopted as the record book and share transfer ledger of the corporation.

         Upon motion duly made, seconded and carried, it was

         RESOLVED, that the treasurer of the corporation be and hereby is authorized to pay all charges and expenses incident to or arising out of the organization of the corporation and to reimburse any person who has made any disbursement therefor.

         Upon motion, duly made, seconded and carried, it was

         RESOLVED, that an office of the corporation be established and maintained at 4543 Post Oak Place Drive, Suite 200 in the City of Houston State of Texas and that meetings of the board of directors from time to time may be held either at the principal office or at such other place as the board of directors shall from time to time order.

         Upon motion, duly made, seconded and carried, it was

         RESOLVED, that for the purpose of authorizing the corporation to do business in any state, territory or dependency of the United States or any foreign country in which it is necessary or expedient for this corporation to transact business, the proper officers of this corporation are hereby authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and, under the corporate seal, to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency or country to authorize the corporation to transact business therein.

         The chairman then stated that it was desirable to designate a depository for the funds of the corporation. Thereupon, on motion duly' made, seconded and unanimously adopted, it was


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         RESOLVED, that the treasurer be and hereby is authorized to open a bank account in behalf of the corporation with _________________ located at _____________________ and a resolution for that purpose on the printed form of said bank was adopted and was ordered appended to the minutes of this meeting.

         The secretary then presented to the meeting a written proposal from PACE THEATRICAL GROUP, INC. dated May 4, 1997 and addressed to this corporation.

         Upon motion duly made, seconded and carried, the said proposal was ordered filed with the secretary, and he was requested to append a copy of the proposal to the minutes.

         The proposal was taken up for consideration and the following resolution was on motion unanimously adopted.

         WHEREAS, a written proposal has been made to this corporation which proposal has been appended to these minutes, and

         WHEREAS, in the judgment of the board of directors the assets proposed to be transferred to the corporation are reasonably worth the amount of the consideration demanded therefor, and that it is in the best interests of this cor poration to accept the said offer as set forth in said proposal,

         NOW THEREFORE, IT IS RESOLVED that said offer, as set forth in said proposal, be and the same hereby is approved and accepted and that in accordance with the terms thereof, this corporation shall as full payment for said property issue to said offeror 1,000 fully paid and non-assessable shares of this corporation, and it is

         FURTHER RESOLVED, that upon the delivery to this corporation of said assets and the execution and delivery of such proper instruments as may be necessary to transfer and convey the same to this corporation, the officers of this corporation are authorized and directed to execute and deliver the certificate for such shares as are required .to be issued and delivered on acceptance of said offer in accordance with the foregoing.

         Upon motion duly made, seconded and carried, it was

         RESOLVED, that the board of directors of the corporation be, and it hereby is, authorized to issue from time to time the authorized shares of capital stock of the corporation for money paid labor done or personal property or real estate or leases thereof actually acquired by the corporation, upon such terms as the board of directors in its discretion may determine.

         Upon motion duly made, seconded and carried, it was

         RESOLVED, that the corporation proceed to carry on the business for which it was incorporated, and further

         RESOLVED, that the signing of these minutes shall constitute full ratification thereof and waiver of notice of the meeting by the signatories.


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         There being no further business before the meeting, on motion duly made-, seconded and carried, the meeting was adjourned.

Dated:

May 4, 1987                                             /s/ Miles Wilkin
                                                        -----------------------
                                                        chairman, Miles Wilkin

________________________________                        /s/ Miles Wilkin
                                                        -----------------------
                                                        secretary, Miles Wilkin

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         A true copy of each of the following papers referred to in the foregoing minutes is appended hereto:

                  Waiver of notice of the meeting
                  Certificate of Incorporation and articles of incorporation

                  By-laws
                  Specimen share certificates
                  Resolution designating depository of funds




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        WAIVER OF NOTICE OF THE ORGANIZATION MEETING OF THE DIRECTORS OF

                             TUNEFUL COMPANY, INC.

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         We, the undersigned, being all the directors named in the articles of incorporation of the above corporation hereby agree and consent that the organization meeting thereof be held on the date and at the time and place stated below and hereby waive all notice of such meeting and of any adjournment thereof.

Place of meeting                    4543 Post Oak-Place Drive, Suite 200
                                    Houston, Texas 77027

Date of meeting                     May 4, 1987

Time of meeting                     2:00 p.m.

                                                               /s/ Miles Wilkin
                                                              -----------------
                                                              Miles Wilkin




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